Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

FELICITEX THEREPEUTICS INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Units consisting of one share of common stock and two warrants each to purchase one share of common stock at an exercise price per share equal to the unit offering price with a five-year term	Rule 457(o)	—	—	$17,825,000	(2)(3)	0.0000927	$1,652.38	(4)
	Equity	Shares of common stock, par value $0.0001 per share, included in the units	Other (5)	—	—	—	(5)	—	—
	Equity	Warrants to purchase shares of common stock, par value $0.0001 per share, included in the units	Other (5)	—	—	—	(5)	—	—
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying the warrants included in the units	Rule 457(o)	—	—	$35,325,000	(2)(3)	0.0000927	$3,274.63	(4)
Fees to Be Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying the warrants included in the units	Rule 457(o)	—	—	$325,000	(2)(3)	0.0001102	$35.82
	Equity	Representative warrants to purchase shares of common stock, par value $0.0001 per share	Other (5)	—	—	—	(5)	—	—
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share, underlying the representative warrants	Rule 457(o)	—	—	$1,550,000	(2)(6)	0.0000927	$143.69
	Total Offering Amounts (1)					$55,025,000			$5,106.52
	Total Fees Previously Paid								$5,070.69	(6)
	Total Fee Offsets								$0.00
	Net Fee Due								$35.83

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, the registration statement shall also cover an indeterminate number of additional shares of the registrant’s common stock as may be issuable because of any future stock dividends, stock distributions, stock splits, similar capital readjustments or other anti-dilution adjustments.

(2)	There is no current market for the securities or price at which the securities are being offered. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act. The registrant may increase or decrease the size of the offering prior to effectiveness.

(3)	Includes shares of common stock and/or shares of common stock underlying warrants to purchase shares of common stock that may be purchased by the underwriters pursuant to their over-allotment option.

(4)	Previously paid upon the initial filing of the registration statement to which this exhibit is attached. A previous payment for the registration of warrants included in the units with a maximum aggregate offering price of $17,825,000 and the registration of certain additional warrants to certain holders of the warrants with a maximum aggregate offering price of $17,500,000 has been reallocated to the registration of the warrants included in the units.

(5)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(6)	We have agreed to issue to the underwriter warrants to purchase the number of shares of common stock in the aggregate equal to eight percent (8%) of the shares of common stock to be issued and sold in this offering (excluding shares that may be issued under the over-allotment option). The warrants are exercisable for a price per share equal to 125% of the public offering price. The warrants are exercisable at any time and from time to time, in whole or in part, during the five-year period commencing six (6) months from the date of closing of the offering. This registration statement also covers shares of common stock issuable upon the exercise of the representative’s warrants. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the representative’s warrants is $1,550,000.00, which is equal to 125% of $1,240,000 (8% of $15,500,000). See “Underwriting.”